Exhibit 99.1

Groupon Announces Second Quarter 2014 Results

•	Gross billings of $1.82 billion

•	Revenue of $751.6 million

•	Adjusted EBITDA of $59.1 million

•	GAAP loss per share of $0.03; non-GAAP earnings per share of $0.01

CHICAGO - (BUSINESS WIRE) - August 5, 2014 - Groupon, Inc. (NASDAQ: GRPN) today announced financial results for the quarter ended June 30, 2014.

“We had another record quarter in terms of demand, with worldwide billings increasing 29% and reaching their highest level ever,” said Eric Lefkofsky, CEO of Groupon.  “Our marketplace continues to gain traction and add to our growth; we reached another all-time high in mobile, and with the launch of Gnome, we believe we’re making great strides in connecting local commerce.”

Second Quarter 2014 Summary

•
Gross billings, which reflect the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds, increased 29% globally to $1.82 billion in the second quarter 2014, compared with $1.41 billion in the second quarter 2013. North America billings increased 12%, EMEA was approximately flat and Rest of World increased 145%, driven by the first-quarter acquisition of Ticket Monster.

•
Revenue increased 23%, to $751.6 million in the second quarter 2014, compared with $608.7 million in the second quarter 2013. North America revenue increased 12%, EMEA increased 42% and Rest of World increased 40%.

•	Gross profit was $389.9 million in the second quarter 2014, compared with $384.7 million in the second quarter 2013.

•
Adjusted EBITDA, a non-GAAP financial measure, was $59.1 million in the second quarter 2014, compared with $80.5 million in the second quarter 2013, reflecting SG&A expense related to the Ticket Monster and ideeli acquisitions, as well as an increase in overall marketing expense.

•
Second quarter 2014 net loss attributable to common stockholders was $22.9 million, or $0.03 per share. Earnings per share excluding stock compensation, amortization of acquired intangible assets, and acquisition-related costs of $43.8 million (or $28.5 million net of tax), a non-GAAP financial measure, was $0.01 per share.

•
Operating cash flow for the trailing twelve months ended June 30, 2014 was $122.9 million. Free cash flow, a non-GAAP financial measure, was negative $53.8 million in the second quarter 2014, bringing free cash flow for the trailing twelve months ended June 30, 2014 to $40.5 million.

•	At the end of the quarter, Groupon had $868.1 million in cash and cash equivalents.

Definitions and reconciliations of all non-GAAP financial measures are included below in the section titled “Non-GAAP Financial Measures” and in the accompanying tables.

Highlights

•
Units: Global units, defined as vouchers and products sold before cancellations and refunds, increased 79% year-over-year to 83 million in the second quarter 2014. North America units increased 8%, EMEA units increased 10% and Rest of World units increased 342%.

•
Active deals: At the end of the second quarter 2014, on average, active deals were over 240,000 globally, compared with more than 200,000 at the end of the first quarter 2014. North American active deals increased to over 105,000.

•
Active customers: Active customers, or customers that have purchased a voucher or product within the last twelve months, grew 25% year-over-year, to 53.2 million as of June 30, 2014, comprising 22.6 million in North America, 14.5 million in EMEA, and 16.1 million in Rest of World.

•	Customer spend: Second quarter 2014 trailing twelve month billings per average active customer was $137, compared with $132 in the first quarter 2014.

•
Mobile: Mobile mix, as measured by transactions completed on mobile devices, remains over half of the business, and reached another all-time high in June 2014. Nearly 92 million people have now downloaded Groupon mobile apps worldwide.

•
Marketplace: The rollout of Groupon’s marketplace (“Pull”) continued to gain traction. In June 2014, approximately 10% of total traffic in North America searched, with customers that searched spending significantly more than those that did not.

•
Rest of World: Rest of World billings grew 145% in the second quarter 2014. As a result of the growth and overall progress, Kal Raman is transitioning from COO to assume a new role as CEO of the Asia Pacific region, allowing him to focus on unlocking value for the Company's high-growth Asian markets.

Share Repurchase Program
During the second quarter 2014, Groupon repurchased 17,228,792 shares of its Class A common stock at an average price of $6.15 per share, for an aggregate purchase price of $106.0 million.  Under the existing authorization, Groupon has repurchased a total of 24,737,292 shares at an average price of $7.36 per share, for an aggregate purchase price of $182.0 million.  Groupon is authorized to repurchase up to an additional $118.0 million of Class A common stock under the August 2013 share repurchase authorization.  The program, which is intended to partially offset dilution from employee stock grants, terminates in August 2015.

Line of Credit
The Company has entered into a 3-year, $250 million revolving credit facility, which will provide additional balance sheet flexibility going forward. The Company has no immediate plans to draw on the facility.

Outlook
For the third quarter 2014, the Company expects revenue of between $720 million and $770 million, Adjusted EBITDA of between $50 million and $70 million, and non-GAAP earnings per share excluding stock compensation, amortization of acquired intangible assets, and acquisition-related expenses, net of tax, of between $0.00 and $0.02.

Groupon has revised its full year outlook, and now expects Adjusted EBITDA to exceed $270 million. Although the Company has the opportunity to reduce marketing spend over the remainder of the year to achieve a higher target, given recent returns on those investments, it believes it is important to maintain flexibility for investment in long-term growth.

Conference Call
A conference call will be webcast live today at 4:00 p.m. CT / 5:00 p.m. ET, and will be available on Groupon’s investor relations website at http://investor.groupon.com. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Global Code of Conduct), and select press releases and social media postings.

Non-GAAP Financial Measures
In addition to financial results reported in accordance with U.S. generally accepted accounting principles (U.S. GAAP), we have provided the following non-GAAP financial measures in this release and the accompanying tables: foreign exchange rate neutral operating results, Adjusted EBITDA, free cash flow and earnings (loss) per share excluding stock-based compensation, amortization of acquired intangible assets, and acquisition-related expense (benefit), net. These non-GAAP financial measures are presented to aid investors in better understanding Groupon's performance and to facilitate comparisons to many of our peers who present similar measures. However, these measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial Information and Business Metrics" included in the tables accompanying this release.

We exclude the following items from one or more of our non-GAAP financial measures:

Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.

Acquisition-related expense (benefit), net. Acquisition-related expense (benefit), net is comprised of the change in the fair value of contingent consideration arrangements and, beginning in the fourth quarter of 2013, also includes external transaction costs related to business combinations, primarily consisting of legal and advisory fees. External transaction costs were not material for periods prior to the fourth quarter of 2013 presented in this release and the accompanying tables. The composition of our contingent consideration arrangements and the impact of those arrangements on our operating results vary over time based on a number of factors, including the terms of our business combinations and the timing of those transactions. We exclude acquisition-related expense (benefit), net because we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and facilitate comparisons to our historical operating results.

Depreciation and amortization. We exclude depreciation and amortization expenses because they are non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Foreign exchange rate neutral operating results show our current period operating results as if foreign currency exchange rates had remained the same as those in effect in the comparable prior-year period.

Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, and acquisition-related expense (benefit), net. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board of Directors to evaluate operating performance, generate future plans and make strategic decisions regarding the allocation of capital. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.
Earnings (loss) per share excluding stock-based compensation, amortization of acquired intangible assets, and acquisition-related expense (benefit), net is a non-GAAP financial measure that adjusts our earnings (loss) per share to exclude the impact of stock-based compensation expense, amortization of acquired intangible assets, and acquisition-related expense (benefit), net, and the income tax effect of those items. We believe that this non-GAAP financial measure provides useful supplemental information for evaluating our operating performance.
Beginning in the first quarter 2014, we have changed our non-GAAP earnings (loss) per share measure to exclude amortization of acquired intangible assets, net of tax, in addition to stock compensation and acquisition-related expenses, which we have excluded historically. Given the significant acquisition activity in January 2014 and potential acquisition activity in the future, we believe that excluding non-cash amortization of acquired intangible assets from our non-GAAP earnings per share measure enables more meaningful comparisons with our historical results.
Free cash flow is a non-GAAP financial measure that comprises net cash provided by (used in) operating activities less purchases of property and equipment and capitalized software. We use free cash flow, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal use and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in Groupon's cash balance for the applicable period.

Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements that involve a number of risks and uncertainties, and actual results could differ materially from those discussed. The risks and uncertainties that could cause our results to differ materially from those included in the forward-looking statements include, but are not limited to, volatility in our revenue and operating results; risks related to our business strategy; responding to changes in the market; effectively dealing with challenges arising from our international operations; retaining existing customers and adding new customers; retaining and adding high quality merchants; cyber security breaches; incurring expenses as we expand our business; competing against smaller competitors and competitors with more financial resources than us; maintaining favorable terms with our business partners; maintaining a strong brand; managing inventory and order fulfillment risks; integrating our technology platforms; managing refund risks; retaining our executive team; litigation; regulations, including the CARD Act and regulation of the Internet; tax liabilities; tax legislation; maintaining our information technology infrastructure; protecting our intellectual property; handling acquisitions, joint ventures and strategic investments effectively; seasonality; payment-related risks; customer and merchant fraud; global economic uncertainty; compliance with rules and regulations associated with being a public company; and our ability to raise capital if necessary. We urge you to refer to the factors included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations web site at http://investor.groupon.com or the SEC's web site at www.sec.gov. Groupon's actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.

You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect Groupon’s expectations as of August 5, 2014. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

About Groupon
Groupon (NASDAQ: GRPN) is a global leader of local commerce and the place you start when you want to buy just about anything, anytime, anywhere.  By leveraging the company’s global relationships and scale, Groupon offers consumers a vast marketplace of unbeatable deals all over the world. Shoppers discover the best a city has to offer on the web or on mobile with Groupon Local, enjoy vacations with Groupon Getaways, and find a curated selection of electronics, fashion, home furnishings and more with Groupon Goods.

Groupon is redefining how traditional small businesses attract, retain and interact with customers by providing merchants with a suite of products and services, including customizable deal campaigns, credit card payment processing capabilities, and point-of-sale solutions that help businesses grow and operate more effectively. To search for great deals or subscribe to Groupon emails, visit www.Groupon.com. To download Groupon's five-star mobile apps, visit www.groupon.com/mobile. To learn more about the company’s merchant solutions and how to work with Groupon, visit www.GrouponWorks.com

Contacts:
Investor Relations	Public Relations
Genny Konz	Paul Taaffe
312-999-3098	312-999-3964
ir@groupon.com

Groupon, Inc.
Summary Consolidated and Segment Results
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Y/Y % Growth		Y/Y % Growth excluding FX(2)	Six Months Ended June 30,		Y/Y % Growth		Y/Y % Growth excluding FX(2)
	2014	2013		FX Effect(2)		2014	2013		FX Effect(2)
Gross Billings(1):
North America	$798,845	$712,205	12.2%	$(650)	12.3%	$1,580,614	$1,393,524	13.4%	$(1,501)	13.5%
EMEA	483,255	482,250	0.2%	21,215	(4.2)%	996,843	974,568	2.3%	36,442	(1.5)%
Rest of World	536,946	219,351	144.8%	9,424	140.5%	1,058,800	453,483	133.5%	(15,222)	136.8%
Consolidated billings	$1,819,046	$1,413,806	28.7%	$29,989	26.5%	$3,636,257	$2,821,575	28.9%	$19,719	28.2%

Revenue:
North America	$423,931	$377,182	12.4%	$(214)	12.5%	$854,993	$716,736	19.3%	$(503)	19.4%
EMEA	227,690	159,962	42.3%	10,221	36.0%	458,583	343,760	33.4%	17,090	28.4%
Rest of World	99,955	71,603	39.6%	(2,994)	43.8%	195,637	149,653	30.7%	(12,442)	39.0%
Consolidated revenue	$751,576	$608,747	23.5%	$7,013	22.3%	$1,509,213	$1,210,149	24.7%	$4,145	24.4%

(Loss) income from operations	$(7,854)	$27,412	(128.7)%	$1,209	(133.1)%	$(27,807)	$48,590	(157.2)%	$2,711	(162.8)%

Net loss attributable to Groupon, Inc.	$(22,875)	$(7,574)				$(60,670)	$(11,566)

Net loss per share:
Basic	$(0.03)	$(0.01)				$(0.09)	$(0.02)
Diluted	$(0.03)	$(0.01)				$(0.09)	$(0.02)

Weighted average number of shares outstanding:
Basic	675,538,392	662,361,436				678,958,541	660,580,927
Diluted	675,538,392	662,361,436				678,958,541	660,580,927

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds.

(2)
Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect during the three and six months ended June 30, 2013.

Groupon, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Operating activities
Net loss	$(20,922)	$(5,551)	$(56,285)	$(8,793)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization of property, equipment and software	23,067	16,255	45,159	31,369
Amortization of acquired intangible assets	11,591	5,213	24,239	10,799
Stock-based compensation	31,655	32,446	55,384	62,353
Deferred income taxes	(57)	(308)	516	(566)
Excess tax benefits on stock-based compensation	(4,077)	(2,936)	(9,932)	(3,768)
Loss on equity method investments	420	14	368	33
Net gain from changes in fair value of contingent consideration	—	(815)	(39)	(747)
Impairment of cost method investments	191	—	588	—
Change in assets and liabilities, net of acquisitions:
Restricted cash	(2,029)	744	921	3,267
Accounts receivable	(2,872)	4,743	(27,265)	(2,941)
Prepaid expenses and other current assets	(748)	3,465	(5,898)	15,992
Accounts payable	(12,468)	(3,225)	(5,153)	(22,831)
Accrued merchant and supplier payables	(18,296)	1,442	(41,945)	(37,975)
Accrued expenses and other current liabilities	(31,502)	(20,539)	(36,881)	(7,237)
Other, net	3,300	12,354	12,759	13,107
Net cash (used in) provided by operating activities	(22,747)	43,302	(43,464)	52,062

Net cash used in investing activities	(34,498)	(15,862)	(173,106)	(46,541)

Net cash used in financing activities	(114,753)	(7,941)	(156,245)	(17,283)

Effect of exchange rate changes on cash and cash equivalents	1,262	(3,138)	431	(15,516)
Net (decrease) increase in cash and cash equivalents	(170,736)	16,361	(372,384)	(27,278)
Cash and cash equivalents, beginning of period	1,038,824	1,165,650	1,240,472	1,209,289
Cash and cash equivalents, end of period	$868,088	$1,182,011	$868,088	$1,182,011

Groupon, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue:
Third party and other	$405,941	$418,871	$832,370	$857,979
Direct	345,635	189,876	676,843	352,170
Total revenue	751,576	608,747	1,509,213	1,210,149
Cost of revenue:
Third party and other	58,378	55,507	120,729	125,523
Direct	303,336	168,546	612,901	320,923
Total cost of revenue	361,714	224,053	733,630	446,446
Gross profit	389,862	384,694	775,583	763,703
Operating expenses:
Marketing	64,275	55,497	143,199	105,054
Selling, general and administrative	332,844	302,600	657,809	610,806
Acquisition-related expense (benefit), net	597	(815)	2,382	(747)
Total operating expenses	397,716	357,282	803,390	715,113
(Loss) income from operations	(7,854)	27,412	(27,807)	48,590
Other expense, net	(1,023)	(5,579)	(1,863)	(10,662)
(Loss) income before provision for income taxes	(8,877)	21,833	(29,670)	37,928
Provision for income taxes	12,045	27,384	26,615	46,721
Net loss	(20,922)	(5,551)	(56,285)	(8,793)
Net income attributable to noncontrolling interests	(1,953)	(2,023)	(4,385)	(2,773)
Net loss attributable to Groupon, Inc.	$(22,875)	$(7,574)	$(60,670)	$(11,566)

Net loss per share
Basic	$(0.03)	$(0.01)	$(0.09)	$(0.02)
Diluted	$(0.03)	$(0.01)	$(0.09)	$(0.02)

Weighted average number of shares outstanding
Basic	675,538,392	662,361,436	678,958,541	660,580,927
Diluted	675,538,392	662,361,436	678,958,541	660,580,927

Groupon, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	June 30, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$868,088	$1,240,472
Accounts receivable, net	134,127	83,673
Deferred income taxes	30,033	27,938
Prepaid expenses and other current assets	237,092	210,415
Total current assets	1,269,340	1,562,498
Property, equipment and software, net	173,403	134,423
Goodwill	460,972	220,827
Intangible assets, net	136,182	28,443
Investments	23,588	20,652
Deferred income taxes, non-current	45,062	35,941
Other non-current assets	28,892	39,226
Total Assets	$2,137,439	$2,042,010
Liabilities and Equity
Current liabilities:
Accounts payable	$31,002	$27,573
Accrued merchant and supplier payables	803,374	752,943
Accrued expenses	234,355	226,986
Deferred income taxes	48,915	47,558
Other current liabilities	127,434	132,718
Total current liabilities	1,245,080	1,187,778
Deferred income taxes, non-current	12,871	10,853
Other non-current liabilities	148,552	131,697
Total Liabilities	1,406,503	1,330,328
Commitments and contingencies
Stockholders' Equity
Class A common stock, par value $0.0001 per share, 2,000,000,000 shares authorized, 690,335,467 shares issued and 665,598,175 shares outstanding at June 30, 2014 and 670,149,976 shares issued and 665,717,176 shares outstanding at December 31, 2013	69	67
Class B common stock, par value $0.0001 per share, 10,000,000 shares authorized, 2,399,976 shares issued and outstanding at June 30, 2014 and December 31, 2013	—	—
Common stock, par value $0.0001 per share, 2,010,000,000 shares authorized, no shares issued and outstanding at June 30, 2014 and December 31, 2013	—	—
Additional paid-in capital	1,791,896	1,584,211
Treasury stock, at cost, 24,737,292 shares at June 30, 2014 and 4,432,800 shares at December 31, 2013	(182,046)	(46,587)
Accumulated deficit	(909,540)	(848,870)
Accumulated other comprehensive income	32,712	24,830
Total Groupon, Inc. Stockholders' Equity	733,091	713,651
Noncontrolling interests	(2,155)	(1,969)
Total Equity	730,936	711,682
Total Liabilities and Equity	$2,137,439	$2,042,010

Groupon, Inc.
Segment Information
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
North America
Gross billings (1)	$798,845	$712,205	$1,580,614	$1,393,524
Revenue	$423,931	$377,182	$854,993	$716,736
Segment cost of revenue and operating expenses (2)	409,386	328,674	829,063	626,862
Segment operating income (2)	$14,545	$48,508	$25,930	$89,874
Segment operating income as a percent of segment gross billings	1.8%	6.8%	1.6%	6.4%
Segment operating income as a percent of segment revenue	3.4%	12.9%	3.0%	12.5%

EMEA
Gross billings (1)	$483,255	$482,250	$996,843	$974,568
Revenue	$227,690	$159,962	$458,583	$343,760
Segment cost of revenue and operating expenses (2)	199,981	135,254	411,951	284,876
Segment operating income (2)	$27,709	$24,708	$46,632	$58,884
Segment operating income as a percent of segment gross billings	5.7%	5.1%	4.7%	6.0%
Segment operating income as a percent of segment revenue	12.2%	15.4%	10.2%	17.1%

Rest of World
Gross billings (1)	$536,946	$219,351	$1,058,800	$453,483
Revenue	$99,955	$71,603	$195,637	$149,653
Segment cost of revenue and operating expenses (2)	117,811	85,776	238,240	188,215
Segment operating loss (2)	$(17,856)	$(14,173)	$(42,603)	$(38,562)
Segment operating loss as a percent of segment gross billings	(3.3)%	(6.5)%	(4.0)%	(8.5)%
Segment operating loss as a percent of segment revenue	(17.9)%	(19.8)%	(21.8)%	(25.8)%

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds.

(2)	Segment cost of revenue and operating expenses and segment operating income (loss) exclude stock-based compensation and acquisition-related expense (benefit), net.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

Adjusted EBITDA and earnings (loss) per share excluding stock-based compensation, amortization of acquired intangible assets and acquisition-related (benefit) expense, net of tax, are non-GAAP financial measures. The Company reconciles Adjusted EBITDA to the most comparable U.S. GAAP financial measure, "Net loss," for the periods presented and the Company reconciles earnings (loss) per share excluding stock-based compensation, amortization of acquired intangible assets and acquisition-related (benefit) expense, net to the most comparable U.S. GAAP financial measure, "Diluted net earnings (loss) per share," for the periods presented.

The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure, "Net loss."

	Q2 2013	Q3 2013	Q4 2013	Q1 2014	Q2 2014
Net loss	$(5,551)	$(1,292)	$(78,861)	$(35,363)	$(20,922)
Adjustments:
Stock-based compensation	32,446	26,870	32,239	23,729	31,655
Acquisition related (benefit) expense, net	(815)	(1,529)	2,265	1,785	597
Depreciation and amortization	21,468	23,149	24,132	34,740	34,658
Other expense (income), net	5,579	(832)	84,833	840	1,023
Provision for income taxes	27,384	15,936	7,380	14,570	12,045
Total adjustments	86,062	63,594	150,849	75,664	79,978
Adjusted EBITDA	$80,511	$62,302	$71,988	$40,301	$59,056

The following is a reconciliation of diluted net loss per share to diluted earnings (loss) per share excluding stock-based compensation, amortization of acquired intangible assets and acquisition-related expense, net for the three and six months ended June 30, 2014:

	Three Months Ended June 30, 2014	Six Months Ended June 30, 2014
Net loss attributable to Groupon, Inc.	$(22,875)	$(60,670)
Stock-based compensation	31,655	55,384
Amortization of acquired intangible assets	11,591	24,239
Acquisition-related expense, net	597	2,382
Income tax effect of adjustments	(15,348)	(23,726)
Net earnings (loss) attributable to common stockholders excluding stock-based compensation, amortization of acquired intangible assets and acquisition-related expense, net	$5,620	$(2,391)

Diluted shares	675,538,392	678,958,541
Incremental diluted shares (1)	8,823,049	—
Adjusted diluted shares	684,361,441	678,958,541

Diluted net loss per share	$(0.03)	$(0.09)
Impact of stock-based compensation, amortization of acquired intangible assets and acquisition-related expense, net	0.04	0.09
Diluted earnings (loss) per share excluding stock-based compensation, amortization of acquired intangible assets and acquisition-related expense, net	$0.01	$ (0.00)

(1)	Outstanding equity awards are not reflected in the calculation for the six months ended June 30, 2014 because the effect would be antidilutive.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

Foreign exchange rate neutral operating results are non-GAAP financial measures. The Company reconciles foreign exchange rate neutral operating results to the most comparable U.S. GAAP financial measures, "Gross billings," "Revenue" and "(Loss) income from operations," respectively, for the periods presented. The Company reconciles "foreign exchange rate neutral Gross billings growth" and "foreign exchange rate neutral Revenue growth" to year-over-year growth rates for the most comparable U.S. GAAP financial measures, "Gross billings growth" and "Revenue growth," respectively, for the periods presented.
The effect on the Company's gross billings, revenue and (loss) income from operations from changes in exchange rates versus the U.S. Dollar for the three months ended June 30, 2014 was as follows:

	Three Months Ended June 30, 2014			Three Months Ended June 30, 2014
	At Avg. Q2 2013 Rates(1)	Exchange Rate Effect(2)	As Reported	At Avg. Q1 2014 Rates(3)	Exchange Rate Effect(2)	As Reported
Gross billings	$1,789,057	$29,989	$1,819,046	$1,801,262	$17,784	$1,819,046
Revenue	$744,563	$7,013	$751,576	$748,425	$3,151	$751,576
(Loss) income from operations	$(9,063)	$1,209	$(7,854)	$(7,216)	$(638)	$(7,854)

The effect on the Company's gross billings, revenue and (loss) income from operations from changes in exchange rates versus the U.S. Dollar for the six months ended June 30, 2014 was as follows:

	Six Months Ended June 30, 2014			Six Months Ended June 30, 2014
	At Avg. Q2 2013 YTD Rates(1)	Exchange Rate Effect(2)	As Reported	At Avg. Q4'13 - Q1'14 Rates(3)	Exchange Rate Effect(2)	As Reported
Gross billings	$3,616,538	$19,719	$3,636,257	$3,627,234	$9,023	$3,636,257
Revenue	$1,505,068	$4,145	$1,509,213	$1,508,271	$942	$1,509,213
(Loss) income from operations	$(30,518)	$2,711	$(27,807)	$(28,063)	$256	$(27,807)

(1)
Represents the financial statement balances that would have resulted had average exchange rates in the reporting period been the same as those in effect during the three and six months ended June 30, 2013.

(2)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable period.

(3)
Represents the financial statement balances that would have resulted had average exchange rates in the reporting periods been the same as those in effect during the three and six months ended March 31, 2014.

The following is a quarterly reconciliation of foreign exchange rate neutral Gross billings growth from the comparable quarterly periods of the prior year to reported Gross billings growth from the comparable quarterly periods of the prior year.

	Q2 2013	Q3 2013	Q4 2013	Q1 2014	Q2 2014
EMEA Gross billings growth, excluding FX	4%	9%	3%	1%	(4)%
FX Effect	—%	3%	3%	3%	4%
EMEA Gross billings growth	4%	12%	6%	4%	—%

Rest of World Gross billings growth, excluding FX	(16)%	(4)%	(2)%	133%	141%
FX Effect	(5)%	(9)%	(9)%	(10)%	4%
Rest of World Gross billings growth	(21)%	(13)%	(11)%	123%	145%

Consolidated Gross billings growth, excluding FX	11%	11%	5%	30%	27%
FX Effect	(1)%	(1)%	—%	(1)%	2%
Consolidated Gross billings growth	10%	10%	5%	29%	29%

The following is a quarterly reconciliation of foreign exchange rate neutral Revenue growth from the comparable quarterly periods of the prior year to reported Revenue growth from the comparable quarterly periods of the prior year.

	Q2 2013	Q3 2013	Q4 2013	Q1 2014	Q2 2014
EMEA Revenue growth, excluding FX	(25)%	(23)%	38%	22%	36%
FX Effect	1%	2%	5%	4%	6%
EMEA Revenue growth	(24)%	(21)%	43%	26%	42%

Rest of World Revenue growth, excluding FX	(21)%	7%	(6)%	35%	44%
FX Effect	(5)%	(11)%	(9)%	(12)%	(4)%
Rest of World Revenue growth	(26)%	(4)%	(15)%	23%	40%

Consolidated Revenue growth, excluding FX	8%	6%	20%	26%	22%
FX Effect	(1)%	(1)%	—%	—%	2%
Consolidated Revenue growth	7%	5%	20%	26%	24%

Groupon, Inc.
Supplemental Financial Information and Business Metrics (9)
(financial data in thousands, except per share data; active customers in millions)
(unaudited)

	Q2 2013	Q3 2013	Q4 2013	Q1 2014	Q2 2014
Segments
North America Segment:
Gross Billings (1):
Local(2) Gross Billings	$453,030	$405,913	$439,131	$456,952	$461,366
Goods Gross Billings	196,878	194,565	286,039	242,896	247,618
Travel(2) Gross Billings	62,297	64,521	63,551	81,921	89,861
Total Gross Billings	$712,205	$664,999	$788,721	$781,769	$798,845
Year-over-year growth	30%	20%	10%	15%	12%
% Third Party and Other	74%	72%	67%	70%	70%
% Direct	26%	28%	33%	30%	30%
Gross Billings Trailing Twelve Months (TTM)	$2,664,845	$2,777,475	$2,847,244	$2,947,694	$3,034,334

Revenue (3):
Local Revenue	$177,377	$162,346	$161,601	$177,247	$164,500
Goods Revenue	186,028	185,914	268,281	237,435	241,626
Travel Revenue	13,777	12,578	13,902	16,380	17,805
Total Revenue	$377,182	$360,838	$443,784	$431,062	$423,931
Year-over-year growth	45%	24%	18%	27%	12%
% Third Party and Other	52%	49%	41%	45%	43%
% Direct	48%	51%	59%	55%	57%
Revenue TTM	$1,383,690	$1,452,925	$1,521,358	$1,612,866	$1,659,615

Gross Profit (4):
Local Gross Profit	$155,728	$138,890	$140,944	$152,622	$142,674
% of North America Total Local Gross Billings	34.4%	34.2%	32.1%	33.4%	30.9%
Goods Gross Profit	26,977	21,609	21,030	12,604	22,961
% of North America Total Goods Gross Billings	13.7%	11.1%	7.4%	5.2%	9.3%
Travel Gross Profit	11,881	11,070	12,352	14,442	14,365
% of North America Total Travel Gross Billings	19.1%	17.2%	19.4%	17.6%	16.0%
Total Gross Profit	$194,586	$171,569	$174,326	$179,668	$180,000
Year-over-year growth	12%	7%	15%	4%	(7)%
% Third Party and Other	88%	90%	91%	94%	88%
% Direct	12%	10%	9%	6%	12%
% of North America Total Gross Billings	27.3%	25.8%	22.1%	23.0%	22.5%

EMEA Segment:
Gross Billings:
Local Gross Billings	$241,856	$207,803	$277,472	$262,141	$227,266
Goods Gross Billings	167,594	169,849	219,880	183,013	190,957
Travel Gross Billings	72,800	65,666	68,361	68,434	65,032
Total Gross Billings	$482,250	$443,318	$565,713	$513,588	$483,255
Year-over-year growth	4%	12%	6%	4%	—%
Year-over-year growth, excluding FX (5)	4%	9%	3%	1%	(4)%
% Third Party and Other	100%	98%	83%	83%	80%
% Direct	—%	2%	17%	17%	20%
Gross Billings TTM	$1,903,136	$1,950,367	$1,983,599	$2,004,869	$2,005,874

Revenue:
Local Revenue	$110,229	$92,141	$116,061	$109,120	$96,485
Goods Revenue	35,119	41,279	119,274	106,889	115,413
Travel Revenue	14,614	14,530	15,870	14,884	15,792
Total Revenue	$159,962	$147,950	$251,205	$230,893	$227,690
Year-over-year growth	(24)%	(21)%	43%	26%	42%
Year-over-year growth, excluding FX	(25)%	(23)%	38%	22%	36%
% Third Party and Other	99%	94%	61%	61%	57%
% Direct	1%	6%	39%	39%	43%
Revenue TTM	$707,325	$667,988	$742,915	$790,010	$857,738

	Q2 2013	Q3 2013	Q4 2013	Q1 2014	Q2 2014
Gross Profit:
Local Gross Profit	$99,318	$81,808	$105,210	$100,066	$90,373
% of EMEA Total Local Gross Billings	41.1%	39.4%	37.9%	38.2%	39.8%
Goods Gross Profit	27,108	28,943	33,526	27,302	35,432
% of EMEA Total Goods Gross Billings	16.2%	17.0%	15.2%	14.9%	18.6%
Travel Gross Profit	13,105	12,930	14,457	13,669	14,894
% of EMEA Total Travel Gross Billings	18.0%	19.7%	21.1%	20.0%	22.9%
Total Gross Profit	$139,531	$123,681	$153,193	$141,037	$140,699
Year-over-year growth	(24)%	(24)%	7%	(8)%	1%
% Third Party and Other	101%	99%	91%	92%	85%
% Direct	(1)%	1%	9%	8%	15%
% of EMEA Total Gross Billings	28.9%	27.9%	27.1%	27.5%	29.1%

Rest of World Segment:
Gross Billings:
Local Gross Billings	$115,156	$118,718	$116,824	$167,833	$170,237
Goods Gross Billings	72,399	78,973	89,451	283,091	281,300
Travel Gross Billings	31,796	36,640	32,398	70,930	85,409
Total Gross Billings	$219,351	$234,331	$238,673	$521,854	$536,946
Year-over-year growth	(21)%	(13)%	(11)%	123%	145%
Year-over-year growth, excluding FX	(16)%	(4)%	(2)%	133%	141%
% Third Party and Other	97%	97%	97%	99%	99%
% Direct	3%	3%	3%	1%	1%
Gross Billings TTM	$992,302	$956,833	$926,487	$1,214,209	$1,531,804

Revenue:
Local Revenue	$43,849	$51,900	$40,847	$43,814	$42,711
Goods Revenue	20,610	25,061	26,158	41,855	45,537
Travel Revenue	7,144	9,310	6,453	10,013	11,707
Total Revenue	$71,603	$86,271	$73,458	$95,682	$99,955
Year-over-year growth	(26)%	(4)%	(15)%	23%	40%
Year-over-year growth, excluding FX	(21)%	7%	(6)%	35%	44%
% Third Party and Other	92%	91%	90%	94%	93%
% Direct	8%	9%	10%	6%	7%
Revenue TTM	$325,988	$322,597	$309,382	$327,014	$355,366

Gross Profit:
Local Gross Profit	$35,885	$44,435	$33,596	$34,748	$35,618
% of Rest of World Total Local Gross Billings	31.2%	37.4%	28.8%	20.7%	20.9%
Goods Gross Profit	8,966	12,016	11,781	22,135	24,623
% of Rest of World Total Goods Gross Billings	12.4%	15.2%	13.2%	7.8%	8.8%
Travel Gross Profit	5,726	7,921	5,312	8,133	8,922
% of Rest of World Total Travel Gross Billings	18.0%	21.6%	16.4%	11.5%	10.4%
Total Gross Profit	$50,577	$64,372	$50,689	$65,016	$69,163
Year-over-year growth	(33)%	1%	(16)%	23%	37%
% Third Party and Other	101%	99%	101%	102%	100%
% Direct	(1)%	1%	(1)%	(2)%	—%
% of Rest of World Total Gross Billings	23.1%	27.5%	21.2%	12.5%	12.9%

Consolidated Results of Operations:
Gross Billings:
Local Gross Billings	$810,042	$732,434	$833,427	$886,926	$858,869
Goods Gross Billings	436,871	443,387	595,370	709,000	719,875
Travel Gross Billings	166,893	166,827	164,310	221,285	240,302
Total Gross Billings	$1,413,806	$1,342,648	$1,593,107	$1,817,211	$1,819,046
Year-over-year growth	10%	10%	5%	29%	29%
Year-over-year growth, excluding FX	11%	11%	5%	30%	27%
% Third Party and Other	87%	85%	77%	82%	81%
% Direct	13%	15%	23%	18%	19%
Gross Billings (TTM)	$5,560,283	$5,684,675	$5,757,330	$6,166,772	$6,572,012
Year-over-year growth	11%	12%	7%	14%	18%

	Q2 2013	Q3 2013	Q4 2013	Q1 2014	Q2 2014
Revenue:
Local Revenue	$331,455	$306,387	$318,509	$330,181	$303,696
Goods Revenue	241,757	252,254	413,713	386,179	402,576
Travel Revenue	35,535	36,418	36,225	41,277	45,304
Total Revenue	$608,747	$595,059	$768,447	$757,637	$751,576
Year-over-year growth	7%	5%	20%	26%	23%
Year-over-year growth, excluding FX	8%	6%	20%	26%	22%
% Third Party and Other	69%	66%	52%	56%	54%
% Direct	31%	34%	48%	44%	46%
Total Consolidated Revenue TTM	$2,417,003	$2,443,510	$2,573,655	$2,729,890	$2,872,719
Year-over-year growth	18%	12%	10%	15%	19%

Gross Profit:
Local Gross Profit	$290,931	$265,133	$279,750	$287,436	$268,665
% of Total Consolidated Local Gross Billings	35.9%	36.2%	33.6%	32.4%	31.3%
Goods Gross Profit	63,051	62,568	66,337	62,041	83,016
% of Total Consolidated Goods Gross Billings	14.4%	14.1%	11.1%	8.8%	11.5%
Travel Gross Profit	30,712	31,921	32,121	36,244	38,181
% of Total Consolidated Travel Gross Billings	18.4%	19.1%	19.5%	16.4%	15.9%
Total Gross Profit	$384,694	$359,622	$378,208	$385,721	$389,862
Year-over-year growth	(11)%	(7)%	6%	2%	1%
% Third Party and Other	94%	95%	92%	94%	89%
% Direct	6%	5%	8%	6%	11%
% of Total Consolidated Gross Billings	27.2%	26.8%	23.7%	21.2%	21.4%

Adjusted EBITDA	$80,511	$62,302	$71,988	$40,301	$59,056
% of Total Consolidated Gross Billings	5.7%	4.6%	4.5%	2.2%	3.2%
% of Total Consolidated Revenue	13.2%	10.5%	9.4%	5.3%	7.9%

Groupon, Inc.
Supplemental Financial Information and Business Metrics (9)
(financial data in thousands, except per share data; active customers in millions)
(unaudited)

Free cash flow is a non-GAAP financial measure. The following is a reconciliation of free cash flow to the most comparable U.S. GAAP financial measure, "Net cash provided by (used in) operating activities."

	Q2 2013	Q3 2013	Q4 2013	Q1 2014	Q2 2014

Net cash provided by (used in) operating activities	$43,302	$(11,905)	$178,275	$(20,717)	$(22,747)
Purchases of property and equipment and capitalized software	(14,042)	(15,064)	(19,931)	(16,355)	(31,053)
Free cash flow	$29,260	$(26,969)	$158,344	$(37,072)	$(53,800)

Net cash provided by operating activities (TTM)	$159,867	$105,874	$218,432	$188,955	$122,906
Purchases of property and equipment and capitalized software (TTM)	(84,554)	(83,608)	(63,505)	(65,392)	(82,403)
Free cash flow (TTM)	$75,313	$22,266	$154,927	$123,563	$40,503

Net cash used in investing activities	$(15,862)	$(26,444)	$(23,330)	$(138,608)	$(34,498)
Net cash used in financing activities	$(7,941)	$(8,970)	$(55,444)	$(41,492)	$(114,753)

Net cash used in investing activities (TTM)	$(134,923)	$(125,738)	$(96,315)	$(204,244)	$(222,880)
Net cash used in financing activities (TTM)	$(21,071)	$(32,748)	$(81,697)	$(113,847)	$(220,659)

Other Metrics:
Active Customers (6)
North America	19.1	19.9	20.8	21.8	22.6
EMEA	13.9	14.0	14.2	14.5	14.5
Rest of World	9.6	9.6	9.9	15.5	16.1
Total Active Customers	42.6	43.5	44.9	51.8	53.2

TTM Gross Billings / Average Active Customer (7)
North America	$156	$155	$150	$147	$145
EMEA	$135	$137	$139	$141	$141
Rest of World	$108	$102	$95	$97	$119
Consolidated	$138	$137	$134	$132	$137

Headcount
Sales (8)	4,679	4,801	4,834	5,231	5,057
% North America	26%	28%	29%	27%	26%
% EMEA	39%	37%	37%	37%	39%
% Rest of World	35%	35%	34%	36%	35%
Other	6,306	6,453	6,449	7,099	6,888
Total Headcount	10,985	11,254	11,283	12,330	11,945

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds.

(2)
Local represents deals from local merchants, deals with national merchants, and deals through local events. Other revenue transactions, which include advertising, payment processing, point of sale, reservation and commission revenue, were previously aggregated with our Travel category. During the three months ended March 31, 2014, the Company updated its presentation of category information to include gross billings, revenue and gross profit from those other revenue sources within the Local category, and prior period category information has been retrospectively adjusted to conform to the current period presentation.

(3)
Includes third party revenue, direct revenue and other revenue. Third party revenue is related to sales for which the Company acts as a marketing agent for the merchant. This revenue is recorded on a net basis. Direct revenue is primarily related to the sale of products for which the Company is the merchant of record. These revenues are accounted for on a gross basis, with the cost of inventory included in cost of revenue. Other revenue primarily consists of advertising revenue, payment processing revenue, point of sale revenue, reservation revenue and commission revenue.

(4)
Represents third party revenue, direct revenue and other revenue reduced by cost of revenue. Cost of revenue is comprised of direct and certain indirect costs incurred to generate revenue. Third party cost of revenue includes estimated refunds for which the merchant's share is not recoverable. Direct cost of revenue includes the cost of inventory, shipping and fulfillment costs and inventory markdowns. Other costs incurred to generate revenue are allocated to cost of third party and other revenue and direct revenue for each of our categories (Local, Goods, and Travel) in proportion to gross billings during the period.

(5)	Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect in the prior year period.

(6)	Reflects the total number of unique user accounts who have purchased a voucher or product from us during the trailing twelve months.

(7)	Reflects the total gross billings generated in the trailing twelve months per average active customer over that period.

(8)	Includes merchant sales representatives, as well as sales support.

(9)	The definition, methodology and appropriateness of each of our supplemental metrics is reviewed periodically. As a result, metrics are subject to removal and/or change.